SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report April 2, 1999
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                                 JETSTREAM, L.P.
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             (Exact name of registrant as specified in its charter)



       Delaware                         0-16836              84-1053359
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State or other jurisdiction           Commission            IRS Employer
of incorporation or organization      File Number         Identification No.


3 World Financial Center, 29th Floor
New York, NY  Attn.:  Andre Anderson                           10285
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Address of principal executive offices                       Zip Code


Registrant's telephone number, including area code (212) 526-3183
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JETSTREAM, L.P.


Item 2.    Disposition of Assets

On April 2, 1999, Jetstream, L.P., a Delaware limited partnership (the "Partnership"), sold one of its B-727-200 non-advanced aircraft, which was scheduled to be leased to Sun Pacific International Inc., to an unaffiliated entity, Sport Hawk Chicago, Inc. (the "Buyer"), for a selling price of approximately $2,660,000. The selling price was determined by arm's length negotiations between the Partnership and the Buyer.

As a result of the sale, the General Partners intend to distribute the net proceeds therefrom (after payment of or provision for the Partnership's liabilities and expenses, and establishment of a reserve for contingencies, if any) during the second quarter of 1999.


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JETSTREAM, L.P.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                JETSTREAM, L.P.


                                BY: JET AIRCRAFT LEASING INC.
                                    Administrative General Partner


Date:  April 16, 1999               BY:    /s/Michael T. Marron
                                           -------------------------------------
                                    Name:  Michael T. Marron
                                    Title: President and Chief Financial Officer